Exhibit 99.1
FOR IMMEDIATE RELEASE
Waste Management Appoints James E. Trevathan to new post of Executive Vice President, Growth, Innovation and Field Support
Appointment part of a realignment of Senior Leadership Team to achieve company’s strategic goals
FOR MORE INFORMATION
Waste Management
Analysts:
Ed Egl
713-265-1656
eegl@wm.com
Media:
Lynn Brown
713-394-5093
lynnbrown@wm.com
Web site: www.wm.com
WM # 11-10
HOUSTON — June 13, 2011 — Waste Management, Inc. (NYSE: WM) today announced the appointment of James E. Trevathan as Executive Vice President, Growth, Innovation and Field Support. This is a new position that reports directly to President and CEO David P. Steiner. Trevathan was previously Senior Vice President of the company’s Southern Group operations.
In his new role, Trevathan will be responsible for integrating the company’s operations, sales and people functions to support the field’s achievement of the company’s transformational growth goals. He will do that in close coordination with the company’s Group Senior Vice Presidents. Company functions reporting into Trevathan include the corporate staff in Collection and Post-Collection Operations, Safety, Procurement, Innovation & Optimization, Business Solutions, Enterprise Program Integration, Sales & Marketing, and Human Resources.
Trevathan has held a number of positions including Senior Vice President Eastern Group, Senior Vice President Sales & Marketing, Vice President of Sales and Marketing for the Southern Group, General Manager for Environmental Remediation and Region Vice President — Industrial Services. Before joining Waste Management, he worked in various sales and marketing positions with the Stauffer Chemical Company. He is a graduate of the University of Houston and holds Bachelor of Science degrees in biology and chemistry.
“Jim Trevathan is a 31-year Waste Management employee with a proven record of success in leading the Eastern and Southern Groups, as well as the Sales & Marketing organization,” said Steiner. “He has spent the last seven years managing 12 of our current 25 Areas, providing him valuable insights on the distinct nature of our markets and the support needed from corporate departments. Jim also has a very strong customer focus.” Steiner continued, “For the last year, I have had 20 people reporting directly to me. Putting Jim in this position will help both of us to focus on the company’s most important issues. Jim’s successful field and corporate experience uniquely position him to support the operations, safety, sales and people needs of our field organizations to help them achieve our strategic goals of knowing more about our customers and how to service them better than anyone in our industry; extracting more value from the materials we handle; and innovating and optimizing our business.”
Succeeding Trevathan as Senior Vice President of the Southern Group is Brett Frazier. Frazier is shifting from his post as Senior Vice President, Eastern Group and returning to Southern Group where he served effectively as Market Area General Manager of the company’s then-Houston Metro market. Between his leadership of the Houston Metro market and the Eastern Group, Frazier served in the corporate offices first as Vice President of Business Improvement Process and then as Vice President of Collection Operations. Frazier joined Waste Management in 2000 as a Regional Sales Manager. Prior

to joining WM, he served in various roles for almost 20-years with Browning-Ferris Industries, including District and Regional Sales Manager, Divisional Vice President, VP — Investor Relations, and Area Marketing and Sales VP. Frazier earned his MBA from Tulane University. “Brett has done an outstanding job leading the Eastern Group, and I have every expectation that he will continue that in the Southern Group,” said Steiner.
The company is appointing James C. Fish, Jr. to succeed Frazier as Senior Vice President of the company’s Eastern Group operations. Fish was previously Area Vice President of the company’s Pennsylvania and West Virginia market. He joins the company’s senior leadership team, and reports directly to David Steiner.
Fish joined Waste Management in 2001 as Director, Financial Planning and Analysis. Two years later, he was promoted to Vice President, Price Management and was responsible for running the company’s pricing excellence programs. Afterwards, he moved into field operations, first managing the Rhode Island/Southern Massachusetts market area; then promoted to run the larger Western Pennsylvania/West Virginia market area. After a restructuring of the company’s market areas in 2009, the company tapped him to lead the Pennsylvania/West Virginia market. Fish earned a Bachelor of Science degree in accounting from Arizona State University, and his MBA in finance from the University of Chicago. He is also a Certified Public Accountant. Prior to joining Waste Management, Fish held finance or revenue management positions at Westex, a Yellow Corporation subsidiary; Trans World Airlines, Inc; and America West Airlines, Inc. He began his professional career at KPMG Peat Marwick. “Jim is being elevated to lead the East Group because he has done an exceptional job leading several market areas in the East, and embraces our need to change and grow the company. He has consistently delivered strong financial results, demonstrated strong safety results and championed customer service.
Jim’s also done an outstanding job embracing the company’s need for growth by developing and implementing a strategy to deliver environmental solutions to a new customer base,” said Steiner. “With Jim’s leadership,” continued Steiner, “I expect the East Group to continue the improvement that Brett began.”
In this senior leadership team re-alignment, David Aardsma is now the Chief Sales & Marketing Officer, reporting to Jim Trevathan. “Dave’s elevated title reflects the importance we are placing on our Customer Focused Growth strategy, and recognizes the transformational cultural changes required throughout the company to meet our growth goals. Dave has led many of our most important and successful initiatives, and Customer Focused Growth is the biggest of them all. Working together, Jim and Dave will engage both operations and sales in driving CFG, forging the strong partnership needed to service our customers. Dave, a 34-year WM veteran, continues to be a key member of the SLT,” Steiner said.
The company also announced that its Chief Strategy Officer, William K. Caesar, is now a member of the senior leadership team and reports to David Steiner. Caesar joined Waste Management in 2010 from McKinsey & Company, where he was a Principal in the Atlanta office and a leader of the North American Energy & Materials practice. Prior to joining McKinsey, Caesar was a Special Assistant to Ambassador Thomas Simons, the Coordinator of the U.S. assistance program in Russia and the New Independent States. Caesar also served as a Russian political and economic analyst at the U.S. State Department and the Central Intelligence Agency, where he focused on defense conversion and nationalities issues. He holds an MBA from the Fuqua School of Business at Duke University; an M.A. in Russian Studies from Georgetown University; and a B.A. in Russian Studies from Colgate University.

Said Steiner, “In a very short time, Bill has made an impact on the company’s strategy and focus. He is a valuable addition to the leadership team.
Finally, the company announced that Senior Vice President of Human Resources and Chief People Officer Jay Romans plans to retire from the company. Romans is a 30-plus year human resources professional whose corporate career began with the Firestone Tire Company, and included senior human resource roles at the St. Joe Company, a real estate development company; Hughes Supply, the largest distributor of supplies to builders and contractors, which was acquired by Home Depot in 2006; and Becton, Dickinson and Company, the medical technology concern that manufactures medical supplies, devices, laboratory equipment and diagnostic products.
“Jay has been a tremendous influence on the Senior Leadership Team and WM,” said Steiner. “I have appreciated his advice and counsel and am grateful for his service to the company. I have asked Jay to remain at the company while we conduct an internal and external search for his replacement, and he has agreed to do so. I would hope that we would be able to complete that transition by early next year.”
Steiner concluded, “This realignment of the senior leadership team will allow us to sharpen our focus on, and further the execution towards, our transformation goals. I am thrilled by the changes and extremely confident in this team and in our plans for the future.”
About Waste Management
Waste Management, Inc., based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is the largest residential recycler in North America and a leading developer, operator and owner of waste-to-energy and landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management visit www.wm.com or www.thinkgreen.com.
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